SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 10, 2003

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code) 661 248-3000

(Former Name or Former Address, if Changed Since Last Report)

Not applicable

TABLE OF CONTENTS

Item 5.	Other Events.

SIGNATURES

Item 5.	Other Events.

On December 4, 2003, Dana Severy, Senior Vice President Resort and Residential Real Estate, announced he would be leaving Tejon Ranch Company. Mr. Severy will be pursuing other professional opportunities within the real estate industry. Mr. Severy has agreed to work in a limited consulting capacity in the coming year to finalize certain development tasks. In connection with Mr. Severy’s resignation the Board of Directors elected Joe Drew Senior Vice President of Real Estate. Mr. Drew was previously the Vice President of Commercial and Industrial Development. Mr. Drew will continue to be responsible for those activities as well as the resort and residential development activities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2003	TEJON RANCH CO.

	By:	/s/ ALLEN E. LYDA

	Name:	Allen E. Lyda
	Title:	Vice President, and Chief Financial Officer